CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the captions "Financial Highlights", "Investment Advisory and Other Services - Other Service Providers" and "General Information - Counsel and Auditors" and to the use of our report dated December 27, 1999, which is incorporated by reference, in this Registration Statement (Form N-1A No. 811-04604) of DLJ Focus Funds.


                                      ERNST & YOUNG LLP

New York, New York
July 25, 2000